SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2004

Lion Capital Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

     Delaware                                         000-49811                                 52-2191043

(State or other jurisdiction of          (Commission File Number)               (I.R.S. Employer

incorporation or organization)                                                                 Identification No.)

6836 Bees Caves Road, Suite 242, Austin, Texas

(Address of principal executive offices)

(512) 617-6351

(Registrant’s Telephone Number, Including Zip Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 8.01 CHANGES IN REGISTRANT’S BUSINESS AND PLAN OF OPERATIONS.

This Form 8-K is being filed to announce a change in its plan of operations from a company that provides financial advisory services to small businesses.  In this endeavor, the Company has entered into a letter of intent to merge with a manufacturing business which operates in China producing small motors for toys and other applications.  There are conditions precedent to Closing, including mutual due diligence reviews by both parties and completion of financial review and physical inspection of the assets of the China company.  Should the merger of these two companies not occur for any reason, the Company shall nevertheless discontinue its prior business activities and seek another suitable merger partner in the manufacturing business.  The Company also intends to spin off all of its existing assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lion Capital Holdings, Inc.

October 20, 2004

By:

/s/ Timothy Page

Timothy T. Page

Chairman of the Board

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